Exhibit 99.2

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

By signing below, the undersigned officer hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Applied Extrusion Technologies, Inc.

Signed this 1st day of May, 2003

By:	/s/ AMIN J. KHOURY
Amin J. Khoury Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Applied Extrusion Technologies, Inc. (“AET”) and will be retained by AET and furnished to the Securities and Exchange Commission or its staff upon request.